FIRST SECURITY BENEFIT LIFE INSURANCE
AND ANNUITY COMPANY OF NEW YORK

CHARTER

IV.
The Board of Directors shall consist of not less than 9 nor more than 21 members, provided however that the number of directors shall be increased to not less than 13 members within one year following the end of the calendar year in which the Corporation’s admitted assets exceed [$500,000,000] $1.5 billion. Each director shall be at least eighteen years of age and at all times a majority shall be citizens and residents of the United States and not less than three shall be residents of the State of New York. At least one third of the directors, but not less than four (4), shall not be officers or employees of the Corporation or of any company controlling, controlled by, or under common control with the Corporation and shall not be beneficial owners of a controlling interest in the voting stock of the Corporation or of any such company. The directors shall not be required to hold any shares of stock in the Corporation.

DECLARATION AND CERTIFICATE OF INCORPORATION

AND CHARTER OF

FIRST SECURITY BENEFIT LIFE INSURANCE
AND ANNUITY COMPANY OF NEW YORK

UNDER SECTION 1201 OF THE INSURANCE LAW
OF THE STATE OF NEW YORK

We, the undersigned, being natural persons each of whom is at least eighteen years of age and the majority of whom are citizens and residents of the United States and at least three of whom are residents of the State of New York, hereby declare our intention to form a corporation for the purposes of transacting the kinds of insurance specified in paragraphs “1”, “2”, and “3” of Section 1113(a) of the Insurance Law of the State of New York and the kinds of reinsurance authorized under Section 1114 of the Insurance Law of the State of New York and we do hereby certify that the following is the proposed Charter of the Corporation:

I.	The name of the Corporation is First Security Benefit Life Insurance and Annuity Company of New York.

II.	The principal office of the Corporation shall be located in the City of White Plains, County of Westchester and State of New York.

III.	The kinds of insurance business to be transacted by the Corporation shall be as follows:

(1)
“Life Insurance” means every insurance upon the lives of human beings, and every insurance appertaining thereto, including, without limitation, the granting of endowment benefits, additional benefits in the event of death by accident, additional benefits to safeguard the contract from lapse, accelerated payments of part or all of the death benefit or a special surrender value upon diagnosis (A) of terminal illness defined as a life expectancy of twelve months or less, or (B) of a medical condition requiring extraordinary medical care or treatment regardless of life expectancy, or provide a special surrender value, upon total and permanent disability of the insured, and optional modes of settlement of proceeds. “Life insurance” also includes additional benefits to safeguard the contract against lapse in the event of unemployment of the insured. Amounts paid the insurer for life insurance and proceeds applied under optional modes of settlement or under dividend options may be allocated by the insurer to one or more separate accounts pursuant to section four thousand two hundred forty of the Insurance Law of the State of New York.

(2)
“Annuities” means all agreements to make periodical payments for a period certain or where the making or continuance of all or some of a series of such payments, or the amount of any such payment, depends upon the continuance of human life, except payments made under the authority of paragraph (1) hereof. Amounts paid the insurer to provide annuities and proceeds applied under optional modes of settlement or under dividend options may be allocated by the insurer to one or more separate accounts pursuant to section four thousand two hundred forty of the Insurance Law of the State of New York.

(3)
“Accident and Health Insurance” means (i) insurance against death or personal injury by accident or by any specified kind or kinds of accident and insurance against sickness, ailment or bodily injury, including insurance providing disability benefits pursuant to Article IX of the Workers’ Compensation Law of the State of New York, except as specified in item (ii) hereof; and (ii) non-cancelable disability insurance, meaning insurance against disability resulting from sickness, ailment or bodily injury (but excluding insurance solely against accidental injury) under any contract which does not give the insurer the option to cancel or otherwise terminate the contract at or after one year from its effective date or renewal date.

“Reinsurance,” meaning all kinds of reinsurance of the kinds of insurance permitted in paragraphs 1, 2, and 3 of Section 1113(a) of the Insurance Law of the State of New York as authorized by Section 1114 of the Insurance Law of the State of New York.

IV.
The Board of Directors shall consist of not less than 9 nor more than 21 members, provided however that the number of directors shall be increased to not less than 13 members within one year following the end of the calendar year in which the Corporation’s admitted assets exceed $500,000,000. Each director shall be at least eighteen years of age and at all times a majority shall be citizens and residents of the United States and not less than three shall be residents of the State of New York. At least one third of the directors, but not less than four (4), shall not be officers or employees of the Corporation or of any company controlling, controlled by, or under common control with the Corporation and shall not be beneficial owners of a controlling interest in the voting stock of the Corporation or of any such company. The directors shall not be required to hold any shares of stock in the Corporation.

V.	The mode and manner in which the corporate powers of the Corporation shall be exercised are through a Board of Directors and through such officers and agents as said Board shall empower.

VI.	The following named persons shall be the first directors of the Corporation who shall serve until the first Annual Meeting of the Corporation:

BOARD OF DIRECTORS

NAME	POST OFFICE RESIDENCE ADDRESS
Howard R. Fricke	2326 Mayfair Place Topeka, Kansas 66611
Donald J. Schepker	5939 SW 31st Terrace Topeka, Kansas 66614
Jeffrey B. Pantages	6820 SW Dancaster Road Topeka, Kansas 66610
Roger K. Viola	2833 Plass Topeka, Kansas 66611
John E. Hayes, Jr.	1535 SW Pembroke Lane Topeka, Kansas 66604
T. Gerald Lee	3618 SW Blue Inn Road Topeka, Kansas 66614
Katherine White	1035 Fifth Avenue New York, New York 10028
Jane Boisseau	130 Barrow Street, Apt. 406 New York, New York 10014
Lee Laino	50 East 78th Street New York, New York 10021

VII.
The Annual Meeting of the stockholders of the Corporation shall be held on the First Friday in April of each year (or if a legal holiday on the next business day), on such date and at such place and time as the Board of Directors shall by resolution prescribe in accordance with the Corporation’s By-Laws for the purpose of electing directors and for the transaction of such other business as may properly be brought before the meeting. At such Annual Meeting the directors shall be elected for the ensuing year, the directors to take office immediately upon election and to hold office until the next Annual Meeting, and until their successors are elected and qualify. Whenever any vacancy shall occur in the Board of Directors, by death, resignation or otherwise, the remaining members of the Board, at a meeting called for that purpose or at any regular meeting, shall elect a director or directors to fill the vacancy or vacancies then existing and each director so elected shall hold office for the unexpired term of the director whose place he or she has taken. Upon their election, the directors shall elect a Chairperson and such officers of the Corporation as provided for in the By-Laws which the Board of Directors shall have the power to take and amend.

VIII.	The duration of the corporate existence of the Corporation shall be perpetual.

IX.	The amount of the authorized capital of the Corporation shall be $2,000,000 and shall consist of 200,000 shares of Common Stock having a par value of $10.00 per share.

IN WITNESS WHEREOF, we the undersigned Incorporators, have made and subscribed this Certificate on the date and at the place hereinafter attested.

/s/ HOWARD R. FRICKE	STATE OF KANSAS	)
	COUNTY OF SHAWNEE	) ss.: )

On the first day of September, 1994, before me personally came Howard R. Fricke to me known and known to me to be the individual incorporator specified in and who executed the foregoing instrument and acknowledged to me that (s)he executed the same.

/s/ DEBORAH D. PRYER
NOTARY PUBLIC

/s/ T. GERALD LEE	STATE OF KANSAS	)
	COUNTY OF SHAWNEE	) ss.: )

On the second day of September, 1994, before me personally came T. Gerald Lee to me known and known to me to be the individual incorporator specified in and who executed the foregoing instrument and acknowledged to me that (s)he executed the same.

/s/ MARILYN P. SCHNEIDER
NOTARY PUBLIC

/s/ JEFF PANTAGES	STATE OF KANSAS	)
	COUNTY OF SHAWNEE	) ss.: )

On the first day of September, 1994, before me personally came Jeff Pantages to me known and known to me to be the individual incorporator specified in and who executed the foregoing instrument and acknowledged to me that (s)he executed the same.

/s/ L. CHARMAINE LUCAS
NOTARY PUBLIC

/s/ DONALD J. SCHEPKER	STATE OF KANSAS	)
	COUNTY OF SHAWNEE	) ss.: )

On the first day of September, 1994, before me personally came Donald J. Schepker to me known and known to me to be the individual incorporator specified in and who executed the foregoing instrument and acknowledged to me that (s)he executed the same.

/s/ DIANA L. FELDHAUSEN
NOTARY PUBLIC

/s/ ROGER K. VIOLA	STATE OF KANSAS	)
	COUNTY OF SHAWNEE	) ss.: )

On the sixth day of September, 1994, before me personally came Roger K. Viola to me known and known to me to be the individual incorporator specified in and who executed the foregoing instrument and acknowledged to me that (s)he executed the same.

/s/ L. CHARMAINE LUCAS
NOTARY PUBLIC

/s/ JOHN E. HAYES, JR.	STATE OF KANSAS	)
	COUNTY OF SHAWNEE	) ss.: )

On the first day of September, 1994, before me personally came John E. Hayes, Jr. to me known and known to me to be the individual incorporator specified in and who executed the foregoing instrument and acknowledged to me that (s)he executed the same.

/s/ L. CHARMAINE LUCAS
NOTARY PUBLIC

/s/ KATHERINE P. WHITE	STATE OF NEW YORK	)
	COUNTY OF NEW YORK	) ss.: )

On the 31st day of August, 1994, before me personally came Katherine P. White to me known and known to me to be the individual incorporator specified in and who executed the foregoing instrument and acknowledged to me that (s)he executed the same.

/s/ SUSAN S. SANFORD
NOTARY PUBLIC

/s/ LEE LAINO	STATE OF NEW YORK	)
	COUNTY OF NEW YORK	) ss.: )

On the first day of September, 1994, before me personally came Lee Laino to me known and known to me to be the individual incorporator specified in and who executed the foregoing instrument and acknowledged to me that (s)he executed the same.

/s/ ROBERT J. WITTISH
NOTARY PUBLIC

/s/ JANE BOISSEAU	STATE OF NEW YORK	)
	COUNTY OF NEW YORK	) ss.: )

On the 12th day of September, 1994, before me personally came Jane Boisseau to me known and known to me to be the individual incorporator specified in and who executed the foregoing instrument and acknowledged to me that (s)he executed the same.

/s/ ALICIA HUGHES
NOTARY PUBLIC

No. 186222

Certification

STATE OF NEW YORK, COUNTY OF NEW YORK, SS:

I, Milton Adair Tingling, County Clerk and Clerk of Supreme Court New York County, do

hereby certify that on July 1, 2015 I have compared the document attached hereto,

CERTIFICATE OF AMENDMENT OF THE CHARTER OF FIRST SECURITY BENEFIT
LIFE INSURANCE AND ANNUITY COMPANY OF NEW YORK CHANGING LOCATION
FROM WESTCHESTER COUNTY TO NEW YORK COUNTY page(s) 3

with the originals filed in my office and the same is a correct transcript therefrom and of the whole of such original in witness whereto I have affixed my signature and seal.

/s/ MILTON ADAIR TINGLING
MILTON ADAIR TINGLING
NEW YORK COUNTY CLERK

CERTIFICATE OF AMENDMENT
OF THE CHARTER
OF
FIRST SECURITY BENEFIT LIFE INSURANCE AND
ANNUITY COMPANY OF NEW YORK
UNDER SECTION 805 OF THE BUSINESS CORPORATION LAW AND
SECTION 1206 OF THE INSURANCE LAW

WE, THE UNDERSIGNED, being the President and Secretary of First Security Benefit Life Insurance and Annuity Company of New York, hereby certify and set forth:

1.	The name of the corporation is First Security Benefit Life Insurance and Annuity Company of New York.

2.
The Charter of First Security Benefit Life Insurance and Annuity Company of New York was filed in the office of the Superintendent of Insurance of the State of New York on the 8th day of November, 1994.

3.
Article II of the Charter of First Security Benefit Life Insurance and Annuity Company of New York is hereby amended in its entirety to amend the county in which the principle office is located.  Said Article II shall read as follows:

The principal office of the Corporation shall be located in the County of New York and State of New York.

4.
This amendment to the Charter of First Security Benefit Life Insurance and Annuity Company of New York was authorized by the affirmative vote of the sole shareholder by written consent in lieu of a special meeting executed as of April 6, 2015.

5.	This Certificate of Amendment of the Charter shall be effective July 1, 2015.

IN WITNESS WHEREOF, the undersigned have executed and signed this Certificate this 7th day of April, 2015.

/s/ DOUGLAS G. WOLFF
Douglas G. Wolff, President

/s/ JOHN F. GUYOT
John F. Guyot, Secretary

FIRST SECURITY BENEFIT  LIFE INSURANCE

AND ANNUITY COMPANY OF NEW YORK

CORPORATE ACKNOWLEDGEMENT

STATE OF KANSAS	)
) ss.
COUNTY OF SHAWNEE	)

On the 7th day of April, 2015, before me, Shelley R. Gower, Notary Public, personally appeared Douglas G. Wolff and John F. Guyot, personally known to me or proved to me on the basis of satisfactory evidence to be the persons whose names are subscribed to the within instrument and acknowledged to me that they executed the same in their authorized capacities of President and Secretary of First Security Benefit Life Insurance and Annuity Company of New York, and that by their signatures on the instrument the entity upon behalf of which the persons acted, and executed the instrument.

WITNESS my hand and official seal.

/s/ SHELLEY R. GOWER
Shelley R. Gower, Notary Public

My Commission expires:  4-7-18

State of New York

DEPARTMENT OF FINANCIAL SERVICES

WHEREAS IT APPEARS THAT

First Security Benefit Life Insurance and Annuity Company of New York

Home Office Address	New York, New York

Organized under the Laws of	New York

has complied with the necessary requirements of or pursuant to law, it is hereby licensed to do within this State the business of

life, annuities and accident and health insurance, as specified in paragraph(s) 1, 2 and 3 of Section 1113(a) of the New York Insurance Law.

In Witness Whereof, I have hereunto set my hand and affixed the official seal of this Department at the City of Albany, New York, this 15th day of April, 2015

Benjamin M. Lawsky
Superintendent

By	JACQUELINE CATALFAMO

Jacqueline Catalfamo
Special Deputy Superintendent